Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-15241) and related Prospectus of OXiGENE, Inc. for the registration of 386,000 shares of its common stock and to the incorporation by reference therein of our report dated February 27, 1996, with respect to the consolidated financial statements of OXiGENE, Inc. included in its Annual Report (Form 10-K, as amended) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                          /S/ ERNST & YOUNG LLP

                                                          ERNST & YOUNG LLP

New York, New York
November 15, 1996